UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2019

GraniteShares Platinum Trust

(Exact name of registrant as specified in its charter)

New York	001-38349	82-6644954
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o GRANITESHARES LLC

205 Hudson Street, 7th Floor

New York, NY 10013

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 876 5096

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 8.01. Other Events

On March 11, 2019, a press release was issued announcing a ten-for-one forward share split of the shares of the GraniteShares Platinum Trust (the “Registrant”).

The forward share split will apply to shareholders of record as of the close of the markets on March 21, 2019, payable after the close of the markets on March 22, 2019. Shares of the Registrant will trade at their post-split prices on March 25, 2019. The ticker symbol and CUSIP number for the Registrant will not change.

The forward share split will decrease the price per share of the Registrant with a proportionate increase in the number of shares outstanding. In a 10-for-1 forward share split, shareholders will receive ten post-split shares for every share held of record as of the close of the markets on March 21, 2019. The post-split shares will be priced at one-tenth the net asset value (“NAV”) of a pre-split share.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Press release dated March 11, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned in the capacities thereunto duly authorized.

GraniteShares LLC
Sponsor of the GraniteShares Platinum Trust
(Registrant)

Date: March 11, 2019	/s/ William Rhind
William Rhind*
CEO and CFO

Date: March 11, 2019	/s/ Benoit Autier
Benoit Autier*
Chief Accounting Officer

*The Registrant is a trust and the persons are signing in their capacities as officers of GraniteShares LLC, the Sponsor of the Registrant.